EXHIBIT 3.2(a)

                           CERTIFICATE OF RETIREMENT
                                       of
                      Series A Conversion Preferred Stock
                                       of
                            RJR NABISCO HOLDINGS CORP.

                        (Pursuant to Section 243 of the
                        Delaware General Corporation Law)


       In accordance with Section 243 of the General Corporation Law of the State of Delaware, RJR Nabisco Holdings Corp., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions respecting its Series A Conversion Preferred Stock were duly adopted by the Corporation's Board of Directors:

       RESOLVED, that, following the conversion of all shares of the Company's Series A Conversion Preferred Stock (the "Series A Conversion Preferred
   Stock") into shares    of Common Stock on November 15, 1994 (the "Conversion
   Date"), all of the authorized shares of Series A Conversion Preferred Stock will be retired and the reissuance of any shares of Series A Conversion Preferred Stock as part of such series of Preferred Stock will be prohibited under the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"); and

       RESOLVED, that, upon such retirement of all of the authorized shares of Series A Conversion Preferred Stock effective on the Conversion Date, the officers of the Company are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 243 of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Certificate of Incorporation all reference to the Series A Conversion Preferred Stock.

   IN WITNESS WHEREOF, RJR Nabisco Holdings Corp. has caused this Certificate to be signed by Jo-Ann Ford, its Vice President and Secretary, and attested by Suzanne P. Jenney, its Assistant Secretary, this 18th day of November, 1994.


                                              By:  /s/ Jo-Ann Ford
                                                   --------------------------
                                                   Jo-Ann Ford
                                                   Vice President & Secretary

ATTEST:


/s/Suzanne P. Jenney
- --------------------
Suzanne P. Jenney
Assistant Secretary